                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of Wells Fargo & Company:

We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our report dated November 27, 2000, with respect to the supplemental consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999 (consolidated financial statements), which report appears in the Company's Supplemental Annual Report to be filed on November 30, 2000 on Form 8-K . Our report contains an explanatory paragraph that states that the consolidated financial statements give retroactive effect to the merger of Wells Fargo & Company and First Security Corporation on October 25, 2000, which has been accounted for as a pooling-of-interests as described in Note 1 to the consolidated financial statements.


Registration
Statement Number         Form           Description
----------------         ----           -----------


333-09489                S-3            Dividend Reinvestment and Common Stock Purchase Plan
333-79493                S-3            Universal Shelf 1999
333-47336                S-3            Universal Shelf 2000
333-53219                S-4            Acquisition Registration Statement
333-95617                S-4/S-8        Michigan Financial Corporation
333-96511                S-4/S-8        Ragen MacKenzie Group Incorporated
333-37862                S-4/S-8        First Security Corporation
333-45384                S-4            Brenton Banks, Inc.
033-10820                S-8            Norwest Financial Employee $20,000,000 Senior Indebtedness Plan
033-42198                S-8            1985 Long-Term Incentive Compensation Plan
033-50307                S-8            Norwest Corporation Employees' Deferred Compensation Plan
033-50309                S-8            1985 Long-Term Incentive Compensation Plan
033-65007                S-8            Invest Norwest Program
033-57904                S-8            Financial Concepts Bancorp, Inc. Stock Option Plan
033-38013                S-8            United Banks of Colorado, Inc. Non-qualified Stock Option Plan
033-54322                S-8            Lincoln Financial Corporation 1988 Stock Option Plan
033-55533                S-8            First National Bank of Kerrville 1991 Stock Option Plan
333-12423                S-8            Long-Term Incentive Compensation Plan
333-02485                S-8            Benson Financial Corporation Stock Option Plan
333-62877                S-8            Long-Term Incentive Compensation Plan
333-63247                S-8            Wells Fargo & Company:  1982 Equity Incentive Plan, 1987 Director Option Plan,
                                        1990 Equity Incentive Plan, 1990 Director Option Plan, Long-Term
                                        Incentive Plan, 1996 Employee Stock Purchase Plan, First Interstate Bancorp:
                                        1983 Performance Stock Plan, 1988 Performance Stock Plan, 1991 Director
                                        Option Plan, 1991 Performance Stock Plan.
333-74655                S-8            PartnerShares Plan
333-79777                S-8            401(k) Plan
333-33800                S-8            1999 Directors Stock Option Plan



KPMG LLP

San Francisco, California
November 30th, 2000